UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2007

NEXPLORE CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	000-49991	84-1080047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Network Blvd.
Suite 208
Frisco, Texas 75034
(Address of principal executive offices) (Zip Code)
___________

Registrant's telephone number, including area code (214) 432-0637
___________

NT Technologies, Inc.
(Former name or former address if changed since last report)

General Environmental Corporation
33 Pine Street
Exeter, NH 03833
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On June 8, 2007, the Secretary of State of the State of Nevada certified a resolution adopted by the Board of Directors of the registrant designating 250,000 shares as Series C convertible preferred stock ("Series C Shares"). The holders of the Series C Shares are entitled to receive dividends, when and as declared by the Board of Directors of the registrant at an annual rate of 8%. Series C Shares are non-voting and have a per share liquidation value equal to the consideration paid ($2.65 per share) plus any accrued but unpaid dividends. Series C Shares are convertible into common shares at $2.25 per share, which reflects an eighteen percent (18%) conversion premium. 18,868 shares were issued to accredited investors on June 21, 2007 for $50,000.

The foregoing issuances were made pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, in that (a) the investor or its purchaser representative is reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor or its purchaser representative were provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor or its purchaser representative were advised of the limitations on resale of the Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends were affixed to the instruments issued in the transactions.

Item 8.01     Other Information.

Since the latter part of 2006, we have been in discussions with the Arkansas Securities Department ("ASD") relating to the offering of securities to investors in the State of Arkansas. The ASD had called for us to make an offer of rescission and offer a refund to those investors. We prepared and submitted a proposed rescission offer to the ASD for approval, along with certain company information, supplementing information previously furnished to the ASD.

On June 21, 2007 the ASD issued an order against NeXplore, its principal executive officers and others to cease and desist from any further actions in the state of Arkansas in connection with the offer or sale of securities described above and any other securities. Cease and desist orders generally become permanent if not promptly addressed, either by judicial review or otherwise. We have met with the ASD and are in the process of further clarifying and addressing their concerns.

We intend to comply with the order pending any such resolution with the ASD and we will continue to cooperate fully with the ASD. We intend to resolve this matter as soon as possible to the satisfaction of the ASD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2007
NEXPLORE CORPORATION

By: /s/ Paul O. Williams
Name: Paul O. Williams
Title: Chief Financial Officer